Exhibit 99.1

Enova Reports First Quarter 2022 Results

  Total revenue increased 6% sequentially in the first quarter of 2022 and 49% from the first quarter of 2021 to $386 million
  Strong first quarter profitability with diluted earnings per share of $1.50 and adjusted earnings per share of $1.67
  Total company originations totaled $1.0 billion, 2.7% lower sequentially due to normal seasonality and more than double originations during the first quarter of 2021
  Continued strong credit performance with consolidated portfolio net charge-offs as a percentage of average combined loan and finance receivables of 7.6% in the first quarter of 2022, compared to 4.2%, 16.8% and 15.4% for the first quarters of 2021, 2020 and 2019, respectively
  Acquired approximately 1.8 million shares during the first quarter under the company's share repurchase program
  At March 31, cash and marketable securities totaled $228 million and available capacity on committed facilities totaled $402 million

CHICAGO, May 3, 2022 /PRNewswire/ -- Enova International (NYSE: ENVA), a leading financial technology company powered by machine learning and artificial intelligence, today announced financial results for the first quarter ended March 31, 2022.

"We are pleased to report another quarter of strong growth and profitability driven by solid credit and stronger-than-expected demand in a typically slow seasonal quarter," said David Fisher, Enova's Chief Executive Officer. "Looking forward, despite the current choppiness in the US economy, we remain encouraged by the ongoing strength of our customer base given continued high levels of spending driven by record employment numbers and strong wage growth. We believe our long track record of quickly adapting to changes in the macro-environment, combined with our diversified product offerings, positions us well to continue to drive profitable growth while also effectively managing risk."

First Quarter 2022 Summary

  Total revenue of $386 million in the first quarter of 2022 increased 49% from $259 million in the first quarter of 2021.
  Net revenue margin of 70% in the first quarter of 2022 compared to 92% in the first quarter of 2021.
  Net income attributable to Enova International, Inc. of $52 million, or $1.50 per diluted share, in the first quarter of 2022 compared to $76 million, or $2.03 per diluted share, in the first quarter of 2021.
  First quarter 2022 adjusted EBITDA, a non-GAAP measure, of $106 million compared to $137 million in the first quarter of 2021.
  Adjusted earnings of $58 million, or $1.67 per diluted share, both non-GAAP measures, in the first quarter of 2022 compared to adjusted earnings of $82 million, or $2.20 per diluted share, in the first quarter of 2021.

"We delivered another solid quarter of top- and bottom-line financial performance as our effective marketing, diversified product offerings and machine-learning-powered credit risk management capabilities allowed us to meet customer demand with attractive unit economics," said Steve Cunningham, CFO of Enova. "We strengthened our balance sheet and liquidity with increases to our borrowing capacity during the quarter, allowing us to deliver on our commitment to deliver long-term shareholder value through both share repurchases and investments in our business to drive meaningful, sustainable, and profitable growth."

For information regarding the non-GAAP financial measures discussed in this release, please see "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures" below.

Conference Call

Enova will host a conference call to discuss its first quarter 2022 results at 4 p.m. Central Time / 5 p.m. Eastern Time today, May 3rd. The live webcast of the call can be accessed at the Enova Investor Relations website at http://ir.enova.com, along with the company's earnings press release and supplemental financial information. The U.S. dial-in for the call is 1-855-560-2575 (1-412-542-4161 for non-U.S. callers). Please ask to join the Enova International call. A replay of the conference call will be available until May 10, 2022, at 10:59 p.m. Central Time / 11:59 p.m. Eastern Time, while an archived version of the webcast will be available on the Enova International Investor Relations website for 90 days. The U.S. dial-in for the conference call replay is 1-877-344-7529 (1-412-317-0088). The replay access code is 9886757.

About Enova

Enova International (NYSE: ENVA) is a leading financial technology company providing online financial services through its artificial intelligence and machine learning powered lending platform. Enova serves the needs of non-prime consumers and small businesses, who are frequently underserved by traditional banks. Enova has provided more than 7 million customers with over $40 billion in loans and financing with market leading products that provide a path for them to improve their financial health. You can learn more about the company and its brands at www.enova.com.

Cautionary Statement Concerning Forward Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the business, financial condition and prospects of Enova. These forward-looking statements give current expectations or forecasts of future events and reflect the views and assumptions of Enova's senior management with respect to the business, financial condition and prospects of Enova as of the date of this release and are not guarantees of future performance. The actual results of Enova could differ materially from those indicated by such forward-looking statements because of various risks and uncertainties applicable to Enova's business, including, without limitation, those risks and uncertainties indicated in Enova's filings with the Securities and Exchange Commission ("SEC"), including our annual report on Form 10-K, quarterly reports on Forms 10-Q and current reports on Forms 8-K. These risks and uncertainties are beyond the ability of Enova to control, and, in many cases, Enova cannot predict all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, the words "believes," "estimates," "plans," "expects," "anticipates" and similar expressions or variations as they relate to Enova or its management are intended to identify forward-looking statements. Enova cautions you not to put undue reliance on these statements. Enova disclaims any intention or obligation to update or revise any forward-looking statements after the date of this release.

Non-GAAP Financial Measures
In addition to the financial information prepared in conformity with generally accepted accounting principles, or GAAP, Enova provides historical non-GAAP financial information. Management believes that presentation of non-GAAP financial information is meaningful and useful in understanding the activities and business metrics of Enova's operations. Management believes that these non-GAAP financial measures reflect an additional way of viewing aspects of Enova's business that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Management provides non-GAAP financial information for informational purposes and to enhance understanding of Enova's GAAP consolidated financial statements. Readers should consider the information in addition to, but not instead of or superior to, Enova's financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.

Combined Loans and Finance Receivables
The combined loans and finance receivables measures are non-GAAP measures that include loans and finance receivables that Enova owns or has purchased and loans that Enova guarantees. Management believes these non-GAAP measures provide investors with important information needed to evaluate the magnitude of potential receivable losses and the opportunity for revenue performance of the loans and finance receivable portfolio on an aggregate basis. Management also believes that the comparison of the aggregate amounts from period to period is more meaningful than comparing only the amounts reflected on Enova's consolidated balance sheet since revenue is impacted by the aggregate amount of receivables owned by Enova and those guaranteed by Enova as reflected in its consolidated financial statements.

Adjusted Earnings Measures
In addition to reporting financial results in accordance with GAAP, Enova has provided adjusted earnings and adjusted earnings per share, or, collectively, the Adjusted Earnings Measures, which are non-GAAP measures. Management believes that the presentation of these measures provides investors with greater transparency and facilitates comparison of operating results across a broad spectrum of companies with varying capital structures, compensation strategies, derivative instruments and amortization methods, which provides a more complete understanding of Enova's financial performance, competitive position and prospects for the future. Management also believes that investors regularly rely on non-GAAP financial measures, such as the Adjusted Earnings Measures, to assess operating performance and that such measures may highlight trends in Enova's business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. In addition, management believes that the adjustments shown below are useful to investors in order to allow them to compare Enova's financial results during the periods shown without the effect of each of these expense items.

Adjusted EBITDA Measures
In addition to reporting financial results in accordance with GAAP, Enova has provided Adjusted EBITDA and Adjusted EBITDA margin, or, collectively, the Adjusted EBITDA measures, which are non-GAAP measures. Adjusted EBITDA is a non-GAAP measure that Enova defines as earnings excluding depreciation, amortization, interest, foreign currency transaction gains or losses, taxes and stock-based compensation. In addition, management believes that the adjustments for transaction-related costs, other nonoperating expenses and equity method investment income shown below are useful to investors in order to allow them to compare our financial results during the periods shown without the effect of the expense items. Adjusted EBITDA margin is a non-GAAP measure that Enova defines as Adjusted EBITDA as a percentage of total revenue. Management believes Adjusted EBITDA Measures are used by investors to analyze operating performance and evaluate Enova's ability to incur and service debt and Enova's capacity for making capital expenditures. Adjusted EBITDA Measures are also useful to investors to help assess Enova's estimated enterprise value.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (dollars in thousands, except per share data) (Unaudited)

	March 31,		December 31,
	2022	2021	2021
Assets
Cash and cash equivalents	$131,692	$324,328	$165,477
Restricted cash	96,150	49,879	60,406
Loans and finance receivables at fair value	2,231,884	1,230,711	1,964,690
Income taxes receivable	56,572	—	51,104
Other receivables and prepaid expenses	60,151	41,630	52,274
Property and equipment, net	81,031	78,899	78,402
Operating lease right-of-use assets	22,507	39,159	23,101
Goodwill	279,275	279,275	279,275
Intangible assets, net	33,431	41,155	35,444
Other assets	54,451	48,606	51,310
Total assets	$3,047,144	$2,133,642	$2,761,483
Liabilities and Stockholders' Equity
Accounts payable and accrued expenses	$136,944	$108,982	$156,102
Operating lease liabilities	39,085	66,090	40,987
Income taxes currently payable	—	17,378	—
Deferred tax liabilities, net	96,414	61,070	86,943
Long-term debt	1,696,751	874,514	1,384,399
Total liabilities	1,969,194	1,128,034	1,668,431
Commitments and contingencies
Stockholders' equity:
Common stock, $0.00001 par value, 250,000,000 shares authorized, 44,057,935, 42,862,788 and 43,423,572 shares issued and 32,830,838, 36,598,693 and 34,144,012 outstanding as of March 31, 2022 and 2021 and December 31, 2021, respectively	—	—	—
Preferred stock, $0.00001 par value, 25,000,000 shares authorized, no shares issued and outstanding	—	—	—
Additional paid in capital	233,437	203,765	225,689
Retained earnings	1,158,204	925,386	1,105,761
Accumulated other comprehensive loss	(5,074)	(8,498)	(8,540)
Treasury stock, at cost (11,227,097, 6,264,095 and 9,279,560 shares as of March 31, 2022 and 2021 and December 31, 2021, respectively)	(308,617)	(115,787)	(229,858)
Total Enova International, Inc. stockholders' equity	1,077,950	1,004,866	1,093,052
Noncontrolling interest	—	742	—
Total stockholders' equity	1,077,950	1,005,608	1,093,052
Total liabilities and stockholders' equity	$3,047,144	$2,133,642	$2,761,483

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (in thousands, except per share data) (Unaudited)

	Three Months Ended
	March 31,
	2022	2021
Revenue	$385,731	$259,444
Change in Fair Value	(117,042)	(21,078)
Net Revenue	268,689	238,366
Operating Expenses
Marketing	93,171	28,568
Operations and technology	40,730	35,627
General and administrative	34,528	44,089
Depreciation and amortization	9,514	6,627
Total Operating Expenses	177,943	114,911
Income from Operations	90,746	123,455
Interest expense, net	(22,483)	(19,914)
Foreign currency transaction loss	(314)	(34)
Equity method investment income	328	558
Other nonoperating expenses	—	(378)
Income before Income Taxes	68,277	103,687
Provision for income taxes	15,834	27,716
Net income before noncontrolling interest	52,443	75,971
Less: Net income attributable to noncontrolling interest	—	51
Net income attributable to Enova International, Inc.	$52,443	$75,920
Earnings Per Share attributable to Enova International, Inc.:
Earnings per common share:
Basic	$1.57	$2.10
Diluted	$1.50	$2.03
Weighted average common shares outstanding:
Basic	33,374	36,109
Diluted	34,882	37,487

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (dollars in thousands) (Unaudited)

	Three Months Ended March 31,
	2022	2021
Total cash flows provided by operating activities	$153,539	$117,028
Cash flows from investing activities
Loans and finance receivables	(376,377)	(9,015)
Acquisitions	—	(28,358)
Capitalization of software development costs and purchases of fixed assets	(10,118)	(7,106)
Other investing activities	—	25
Total cash flows used in investing activities	(386,495)	(44,454)
Cash flows provided by (used in) financing activities	234,529	(67,656)
Effect of exchange rates on cash, cash equivalents and restricted cash	386	89
Net increase in cash, cash equivalents and restricted cash	1,959	5,007
Cash, cash equivalents and restricted cash at beginning of year	225,883	369,200
Cash, cash equivalents and restricted cash at end of period	$227,842	$374,207

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES LOANS AND FINANCE RECEIVABLES FINANCIAL AND OPERATING DATA (dollars in thousands)

The following table includes financial information for loans and finance receivables, which is based on loan and finance receivable balances for the three months ended March 31, 2022 and 2021.

Three Months Ended March 31,	2022	2021	Change
Ending combined loan and finance receivable principal balance:
Company owned	$2,099,046	$1,219,848	$879,198
Guaranteed by the Company(a)	10,027	5,691	4,336
Total combined loan and finance receivable principal balance(b)	$2,109,073	$1,225,539	$883,534
Ending combined loan and finance receivable fair value balance:
Company owned	$2,231,884	$1,230,711	$1,001,173
Guaranteed by the Company(a)	14,433	7,246	7,187
Ending combined loan and finance receivable fair value balance(b)	$2,246,317	$1,237,957	$1,008,360
Fair value as a % of principal(c)	106.5%	101.0%	5.5%
Ending combined loan and finance receivable balance, including principal and accrued fees/interest outstanding:
Company owned	$2,169,140	$1,265,987	$903,153
Guaranteed by the Company(a)	11,858	6,792	5,066
Ending combined loan and finance receivable balance(b)	$2,180,998	$1,272,779	$908,219
Average combined loan and finance receivable balance, including principal and accrued fees/interest outstanding:
Company owned(d)	$2,075,717	$1,299,248	$776,469
Guaranteed by the Company(a)(d)	12,960	8,670	4,290
Average combined loan and finance receivable balance(a)(d)	$2,088,677	$1,307,918	$780,759

Revenue	$381,141	$257,297	$123,844
Change in fair value	(115,629)	(21,078)	(94,551)
Net revenue	265,512	236,219	29,293
Net revenue margin	69.7%	91.8%	(22.1)%

Delinquencies:
>30 days delinquent	$113,798	$96,228	$17,570
>30 days delinquent as a % of loan and finance receivable balance(c)	5.2%	7.6%	(2.4)%

Charge-offs:
Charge-offs (net of recoveries)	$158,084	$54,450	$103,634
Charge-offs (net of recoveries) as a % of average loan and finance receivable balance(d)	7.6%	4.2%	3.4%
_________________________
(a) Represents loans originated by third-party lenders through the CSO programs, which are not included in our consolidated balance sheets.
(b) Non-GAAP measure.
(c) Determined using period-end balances.
(d) The average combined loan and finance receivable balance is the average of the month-end balances during the period.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (dollars in thousands, except per share data)

Adjusted Earnings Measures

	Three Months Ended
	March 31,
	2022	2021
Net income attributable to Enova International, Inc.	$52,443	$75,920
Adjustments:
Transaction-related costs(a)	—	1,412
Other nonoperating expenses(b)	—	378
Intangible asset amortization	2,013	1,151
Stock-based compensation expense	5,367	5,804
Foreign currency transaction loss	314	34
Cumulative tax effect of adjustments	(1,927)	(2,209)

Adjusted earnings	$58,210	$82,490

Diluted earnings per share	$1.50	$2.03

Adjusted earnings per share	$1.67	$2.20

Adjusted EBITDA

	Three Months Ended
	March 31,
	2022	2021
Net income attributable to Enova International, Inc.	$52,443	$75,920
Depreciation and amortization expenses(c)	9,514	6,621
Interest expense, net(c)	22,483	19,755
Foreign currency transaction loss	314	34
Provision for income taxes	15,834	27,716
Stock-based compensation expense	5,367	5,804
Adjustments:
Transaction-related costs(a)	—	1,412
Other nonoperating expenses(b)	—	378
Equity method investment income	(328)	(558)

Adjusted EBITDA	$105,627	$137,082

Adjusted EBITDA margin calculated as follows:
Total Revenue	$385,731	$259,444
Adjusted EBITDA	105,627	137,082
Adjusted EBITDA as a percentage of total revenue	27.4%	52.8%
_________________________
(a) In the first quarter of 2021, the Company incurred expenses totaling $1.4 million ($1.1 million net of tax) related to acquisitions and a divestiture of a subsidiary.
(b) In the first quarter of 2021, the Company recorded other nonoperating expense of $0.4 million ($0.3 million net of tax) related to early extinguishment of debt.
(c) Excludes amounts attributable to noncontrolling interests.

CONTACT: Public Relations Contact: Kaitlin Lowey, Email: media@enova.com; Investor Relations Contact: Monica Gould, Office: (212) 871-3927, Email: IR@enova.com